                           REVOLVING CREDIT NOTE # 2

Amount of Note:           $15,000,000.00

Date of Note:             As of May 12, 1997

Borrower:                 NAPCO Security Systems, Inc., the undersigned borrower, having its principal office at the place indicated beneath its name, and including its successors and/or assigns.

Default Rate:             All overdue amounts shall bear interest, payable on demand, at a rate per annum equal to the Interest Rate, then in effect, plus three (3.0%) percent per annum.

Interest Rate:            Interest is to be computed from the date hereof at a rate per annum equal to either (a) the Variable Rate Option, or (b) the
                          Libor Rate Option for the Interest Period selected by the
                          Borrower.  In all instances, interest shall be payable in
                          arrears and computed on an actual/360-day basis (i.e., interest for each day during which the indebtedness evidenced by this
                          Note, or any portion thereof, is outstanding), all as more specifically described in the Loan Agreement, incorporated herein by this reference.

Interest Period:          Interest Period, as the term "Interest Period" is defined in the Loan Agreement.

Lender:                   Marine Midland Bank, including its successors and/or assigns, with a place of business at 534 Broad Hollow Road, Melville,
                          New York  11747.

Libor Rate Option:        Libor Rate Option, as the term "Libor Rate Option" is defined in the Loan Agreement.

Loan Agreement:           The Loan and Security Agreement dated as of even date hereof, including all exhibits hereto, by and between the Borrower and the Lender, as the same may be amended or otherwise modified from time to time.

Prime Rate:               Prime Rate, as the term "Prime Rate" is defined in the Loan Agreement.

Note or Revolving
Credit Note or
Revolving Credit
Note # 2                  This Revolving Credit Note # 2, including all exhibits thereto, as the same may be amended or otherwise modified from time to time; the terms "herein", "hereunder" and like terms shall be taken in its entirety and shall not be limited to any
                          particular paragraph or provision hereof.

Termination
Date:                     Termination Date, as the term "Termination Date is defined in the Loan Agreement.

Transaction
Documents:                Transaction Documents, as the term "Transaction Documents" is defined in the Loan Agreement.

Variable Rate
Option:                   Variable Rate Option, as the term "Variable Rate Option" is defined in the Loan Agreement.


         FOR VALUE RECEIVED, the Borrower does hereby covenant and promise to pay to the order of the Lender at its office at 534 Broad Hollow Road; Melville, New York 11747 or at such other place or places as the Lender may designate to the Borrower in writing from time to time, in check, coin or currency of the United States which is then legal tender for the payment of public or private debts, in immediately available funds, the lesser of (a) the principal amount of Fifteen Million ($15,000,000.00) Dollars; or (b) the aggregate unpaid principal amount of all loans (or Advances) made by the Lender to the Borrower from time to time hereunder (collectively the "Loans", or if used in the singular, the "Loan").

          The Borrower agrees that each monthly or other statement of account mailed or delivered by the Lender to the Borrower pertaining to the outstanding balance of the Loans, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive, and binding on the Borrower and shall constitute an "account stated" with respect to the matters contained therein unless, within thirty (30) calendar days from when such statement is mailed or, if not mailed, delivered to the Borrower, the Borrower shall deliver to the Lender written notice of any objections which it may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by the Borrower.

No legal proceedings or actions shall be brought by the Borrower against the Lender claiming any such error unless (a) the Borrower shall have given the written notice as provided hereinabove, and (b) such legal proceeding or action shall be commenced within one (1) year of the date when such statement of account, notice or advice was delivered or mailed to the Borrower.

         The Borrower also shall pay, in lawful money of the United States, and in immediately available funds, interest to the Lender on the unpaid principal balance of all Loans outstanding from time to time from the date hereof until fully paid at a rate per annum equal to at the election of Borrower the Libor Rate Option or the Variable Rate Option, subject to the provisions contained in the Loan Agreement and all as more specifically described in the Loan Agreement. All payments shall be credited, when collected, first to interest and then to principal.

         Interest Rate and Interest Period selection shall be governed by the provisions contained in the Loan Agreement. All written notices of Interest Rate and/or Interest Period selection shall be in the form annexed hereto as Exhibit A, attached hereto and incorporated herein by this reference.

         A late payment premium equal to five (5%) percent of any principal or interest payment made more than ten (10) days after the due date thereof shall be due with any such late payment (other than the final payment due on the Maturity Date).

         This Note is executed and delivered pursuant to the Loan Agreement, all of the covenants, conditions and agreements of the Loan Agreement being made a part hereof by this reference. This Note also is secured by the Collateral of the Borrower described in the Loan Agreement, and the pledged collateral described in certain pledge agreements dated of even date hereof, and the collateral of the domestic Consolidated Subsidiaries described in the general security agreements executed and delivered to the Lender by each of the domestic Consolidated Subsidiaries on even date hereof, and the Lender is entitled to the benefits of all of the collateral described therein and the collateral described in the other Transaction Documents.

         This Revolving Credit Note is the Note # 2 referred to in the Loan Agreement, and the Lender shall be entitled to the benefit of all of the provisions contained therein and in the other Transaction Documents. The Loan Agreement, among other things, contains provisions for payment of principal, interest, fees and charges in connection with the Revolving Credit Facility as well as provisions for acceleration of this Note upon the happening of certain stated events. The Loan Agreement also contains representations, warranties, covenants and conditions precedent to Advances under the Revolving Credit Facility, all of which are hereby made part of this Revolving Credit Note to the same extent and with the same effect as if set forth herein at length.

         It is expressly agreed that, upon the failure of the Borrower timely to make any payment due hereunder, or upon the happening of any "Event of Default" under the Loan Agreement and/or the other Transaction Documents, the principal sum hereof, together with accrued interest and all other expenses, including, but not limited to reasonable attorneys' fees for legal services incurred by the Lender in connection with the collection of this Note and/or the enforcement of payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions, shall immediately become due and payable at the option of the Lender, notwithstanding the Termination Date set forth herein. In the Event of Default, whether the Lender exercises any of its rights and remedies contained herein, including the right to declare all Indebtedness hereunder to be immediately due and payable, the Borrower shall pay interest on the unpaid principal balance hereunder at a rate equal to the Default Rate. The unpaid principal balance under the Note shall bear the Default Rate of Interest until the first to occur of the following: (i) all Indebtedness under this Note are paid in full; (ii) Borrower has cured said Event of Default to the satisfaction of the Lender; or (iii) the Lender, in writing, has waived said Event of Default. Notwithstanding anything to the contrary contained in this Note, the Note is subject to the express condition that at no time shall Borrower be obligated to be required to pay interest on the principal balance of this Note at a rate which could subject the Lender either to civil or criminal penalty as a result of being in excess of the maximum rate which Borrower is permitted by law to contract or agree to pay.
If by the terms of this Note, Borrower at any time are required or obligated to pay interest on the principal balance of this Note at a rate in excess of such maximum rate then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and any prior interest payments made in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal balance of such note.

         The indebtedness evidenced by this Note shall be prepayable, in whole or in part, subject to the provisions contained in the Loan Agreement.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon an Event of Default, the Borrower agrees to pay, in addition to the principal, premium, breakage costs, and interest due and payable hereon, all costs of collection or attempting to collect this Note, including reasonable attorneys' fees and expenses.

         The Borrower hereby waives valuation and appraisement, demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note.

         Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when mailed, postage prepaid, by registered or certified mail, return receipt requested, to any party hereto at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

         This Note, being drawn, executed and delivered in the State of New York, where all advances and repayments shall be made, shall be construed and enforced in accordance with the laws of the State of New York.

                 This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         All capitalized terms used herein not specifically defined shall have the meanings assigned to such terms in the Loan Agreement.

         THE BORROWER AND THE LENDER AGREE THAT ANY LITIGATION GROWING OUT OF ANY CONTROVERSY WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO WILL BE TRIED BY A COURT BY A JUDGE SITTING WITHOUT A JURY. IN ADDITION, THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTERCLAIM EXCEPT FOR COMPULSORARY COUNTER CLAIMS OF ANY NATURE OR DESCRIPTION, EXCEPT FOR PAYMENT, PROVIDED BORROWER MAY INSTITUTE A SEPARATE CAUSE OF ACTION AS TO SUCH MATTERS. THE BORROWER AND THE LENDER CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the Date of Note.

                                               NAPCO SECURITY SYSTEMS, INC.



                                       BY:     /s/
                                               ---------------------------------
                                               KEVIN BUCHEL
                                               SENIOR VICE PRESIDENT



         with offices at               333 Bayview Avenue
                                       Amityville, New York  11701




STATE OF NEW YORK         )
                          ) SS:
COUNTY OF NASSAU          )



         On this 12th day of May, 1997, before me personally came Kevin Buchel, to me known, who being by me duly sworn, did depose and say that he resides at
                                               , that he is the Senior Vice
President of NAPCO Security Systems, Inc., the corporation described in and which executed the foregoing instrument; that he signed his name thereto by order of the Board of Directors of said corporation.


                                                /s/
                                                --------------------------------
                                                NOTARY PUBLIC

                                  EXHIBIT "A"

                            REQUEST FOR ADVANCE AND
                       NOTICE OF INTEREST RATE SELECTION


TO:      MARINE MIDLAND BANK
         534 Broad Hollow Road
         Melville, New York  11747
         Attention:  John S. Wamboldt
         Fax No.:    (516) 752-4340

         This Request for Advance Notice of Interest Rate Selection is governed by the terms of the Loan and Security Agreement dated May 12, 1997 made by and between NAPCO Security Systems, Inc. ("Debtor") and MARINE MIDLAND BANK ("Secured Party") (the "Agreement").

         The undersigned hereby GIVES THE SECURED PARTY IRREVOCABLE NOTICE that Debtor requests the following Interest Rate under the Agreement as follows:

         1. Rate Option and Interest Period. The requested Interest Rate option and Interest Rate Period for the requested amount is ((a) or (b), checked as applicable):

         [   ]  (a)  The Libor Rate Option for an Interest Period of (one
checked as applicable):

                 [   ]  one month;
                 [   ]  two months; or
                 [   ]  three months; or
                 [   ]  four months; or
                 [   ]  six months; or
                 [   ]  nine months; or
                 [   ]  twelve months; or

         [   ]  (b)  The Variable Rate Option.

         2. The Interest Rate shall be in effect for a requested Advance equalling $______________.

Dated:  _______________, 1997


                                           NAPCO Security Systems, Inc.

                                  By:
                                           -------------------------------------
                                           Kevin Buchel
                                           Senior Vice President



                                       7

                                      E-62